EXHIBIT 23.2

CONSENT

The Board of Directors
Network-1 Technologies, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-140622, 333-162460, 333-186612, 333-192811 and 333-193704 of Network-1 Technologies, Inc. of our report dated March 21, 2014, related to the financial statements of Network-1 Technologies, Inc. for the year ended December 31, 2013 included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP
Certified Public Accountants

New York, New York
March 5, 2015